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[A replay of the following virtual town hall meeting, which took place on December 15, 2020, was made available to employees of Cardtronics plc (the “Company”) on the Company’s intranet.]

Cardtronics plc – Virtual Town Hall Meeting Transcript

Thank you, everyone, for joining our CardTronics Virtual Town Hall Meeting.
Please, welcome CEO Ed West.
Good morning, good afternoon, and good evening, depending on where you are around the world.
I’d like to, first of all, thank you for coming together so rapidly here after, following the announcement that we just put out earlier this morning, which is a very, very big day for CardTronics Today.
I’m pleased to announce that if you have not seen the information, the note we put out, of an announcement that funds affiliated…
…with Apollo Global Management and also Hudson Executive Capital have entered into an arrangement to acquire 100% of the company.
This is a very big day.
This follows an announcement that was made publicly earlier this week and came to finalization just a couple of hours ago here in Houston.
It’s a big day for all of us, and I’d just like to take this morning a little bit of time with all of you to talk through this.
What this means, what it means for all of us, for the company and going forward.
But I also have a couple of other announcements I’d like to make that were separate and distinctive from this.
I’ve been in discussions with the Board for some time. I’ll come back to that.
Let me first focus on the announcement today, this morning, regarding the acquisition of the company.
If all of you haven’t seen it, I encourage you to make sure you go to the press release.
It’s in the link. The link is in the note that came out from me earlier this morning, giving you the heads up about this.
There’s also some Q&A that’s in there that I encourage everybody to look at and go through.
But I just want to refer to some of the things that are in this release about the company.
First and foremost, this acquisition really is a testament to, and it validates our triumphs in terms of the future opportunity of the business…
…the value of our enterprise globally in every country in which we operate.
The valuation of this is an excess of 2 billion dollars significant value for the company…
…and a significant premium to where we have been trading.
Whether that’s been trading over the last 30 days, 60 days, it’s been a significant premium to that, and a lot of value is brought for our current shareholders,
…but also, an investment opportunity for our new holders going forward once this transaction closes.
As I said a second ago, it’s truly a validation of the business.
And why is that?

Just to the investors who have now acquired or will be acquiring the company and taking the company private.
And I’ll talk through in a minute what that means, about being private versus public.
So, who are Apollo and who is Hudson Executive?
Apollo is one of the pre-eminent, largest, and frankly savviest financial investors in the world.
Based in New York, they have about a half a trillion dollars under management, that they manage, in various funds.
And their flagship fund is a private equity fund that they use to acquire typically a 100% of companies.
And what this has been announced this morning, our CardTronics will be in one of those funds.
This is a new fund that they have, and only a few investments in it so far.
We will become one of those early investments in that fund, at ownership.
And these are long-term investments when they do take a company that’s public and take it private.
As I mentioned, a very savvy, sophisticated investor, very thorough, very knowledgeable, and incredible resources.
Both financially, as well as just strategically around the world, in terms of familiarity, relationships, other businesses that they own,
…relationships that we’ll be able to leverage by going forward as a company.
The second part of validation is our other investors Hudson Executive, which is also another testament in terms of our business and knowledge.
Hudson invested in CardTronics about three years ago, and frankly Doug, who is the founder…
Doug Braunstein, who is the Founder of Hudson, also is on our Board of Directors.
He had to recuse himself during this process, but he’s extremely familiar with the company.
He’s the former CFO of JPMorgan Chase, one of the largest banks in the world.
Very familiar with CardTronics, the business opportunity and the long-term prospects.
So, you have one the pre-eminent investors in the world, as well as an extremely knowledgeable investor,
…both now going forward to put a lot of capital at work to acquire CardTronics and take it private.
And so, first, I feel like there’s a strong validation of the business.
Second would be: Why? Why are they doing this?
And the opportunity as they see and the thesis as you see from their comments in the press release…
…and having now worked with them over a few months, in terms of going through and understanding their processes, as they’ve looked at CardTronics.
They’re very focused on investing, in the growth in products and solutions in this company.
And they want to do that in a private setting, feeling like the public market is a bit of a challenge.
In terms of the business, and obviously amplified by Covid, it’s been a challenging place to do it,
…and particularly when you want to invest heavily and grow, which is what they and all of us, as a team, want to do going forward.

They intend to invest heavily in the business, using CardTronics as a platform to grow.
Grow more in the space in which we operate, but also grow more horizontally into adjacent opportunities.
Some of the things that we’ve talked about on previous sessions around other types of transactions and other activities.
Of having more and more individuals come to our key ATMs’ financial kiosks, or as I also referred to, a physical-to-digital gateway.
They are very excited about that business, our business, and how to invest more and grow that, and accelerate the product opportunities, new solutions.
Maybe, you know, different countries, in different platforms where they see working together with management and the rest of us…
…of how we grow our business going forward.
So, it’s very exciting to be able to do that in a private setting.
So, what do we mean when we say we’re going private?
As you know, today our stock is traded publicly on the NASDAQ Exchange.
It will continue to be traded on the NASDAQ until we go private.
This will be expected to close… Today we announced the definitive agreement with Apollo and Hudson.
And that definitive agreement would expect to close during the first half of 2021.
Probably, we say, hopefully sometime in the second quarter that this will close.
And then, at that point in time, our shares will no longer be publicly listed.
And we would then be a private company. We would not have to have earnings calls or public investors.
And we would be operating in a private setting.
And then allowing us to then really focus as a team and an organization on our business, our customers, our products, solutions…
…and how we invest more rapidly in these areas for growth.
That’s why they want to put capital to work here; it’s to grow.
And to see long-term returns on that investment.
And as I said, this will likely close some time over the first half of 2021.
What do we do in the interim?
In the interim, we do what we’re doing day in and day out right now. And that’s focus.
Focus on our customers, focus on one another, our employees, the opportunities and execute our own responsibilities.
You know, what we can’t do is drop the ball in anything, in particular for our customers,
…where we have such an important purpose-driven mission. And executing on that.
We use this as an opportunity to communicate. Communicate with one another about what’s going on.

Some people may have concerns because of the uncertainty.
Now, we’re in a time there’s change, some people would be concerned about that.
I really encourage everybody to think about it about as the opportunity.
An opportunity of moving to a new chapter and a new opportunity with the company.
And about growth and where are your thoughts and how we improve and do more and make investments to grow.
But most importantly, to communicate and executing and focus with your customer’s prospects and how we go forward.
So, again, an exciting chapter. I really encourage everybody to go through the press release.
So, you know, quotes from Rob, who is the lead partner from Apollo, and his views on the business and the team.
Maybe I’ll take a minute on that. You know, start gathering questions before…
Like what is Apollo like, from an investor’s standpoint? Do they intend to make big changes?
Their style historically, and it isn’t, as we’re told, and meeting with them. And everything illustrates that…
What they want is a strong team, a strong management team, great employees, great culture, who want to move forward and grow.
And invest in that management team, and invest in that organization, and not having to make big changes in that.
They don’t have big teams of operating partners.
What they want to do is partner with the team and grow it, and how do we grow the business.
Invest more in products and solutions, which…
That is terrific for all of us, as we think about, you know, going forward.
Just from that hopeful and stylistically in [UI] which they operate.
So, we look forward to talking more about that.
Again, I encourage you to go through the release, read through this, what that means, go through the Q&A on this.
And before I get to going through the Q&A some of you sent, I have a second announcement that I want to talk about.
And this is something that has been in discussion with the Board, separate and distinct from this morning’s announcement.
Regarding the acquisition of the company. We’ve had multiple conversations more recently with the Board,
…and I’ll be sending out a note where they have approved a couple of very important things for everybody and for all our employees.
First, there is significant recognition where all of us worked through this past year.
This year has just been an incredible 2020, starting off really strong, really strong performance.
Almost having 8% of consolidate growth early on in the year, where we’re in terms of January and February, a very strong performance.
And then, obviously, all our [UI] control being hit by Covid.

And then, as a team, responding to that. Together as one team, dramatically, having an impact in the business.
Coming together, performing through that. Executing for our customers. Executing for our communities.
Supporting their cash needs. But also, first and foremost, putting our employees’ well-being, risk, and safety at the front of the list.
And this team has done an extraordinary job, and I really want to thank you,
…as we’ve talked about before, for everybody’s efforts.
But also, the Board wants to thank you as well, and in recognition during a really challenging period, the company is going to be making a one-time bonus payment for all non-bonus eligible employees…
…in an amount, up to the amount that… in the 20 % reduction that you incurred during the second quarter.
So, this will be a one-time bonus payment for all non-bonus eligible employees.
That would be paid very soon after the first of the year to all those individuals.
And again, in an amount up to that 20% pay reduction or hour reduction that many people incurred during the second quarter.
And I just think it’s a terrific recognition, recognition that the Board supports what everybody has done…
…and having that one-time bonus payment come back for everybody who are non-bonus eligible employees during this time of the year…
…as a recognition. Thank you for you all making sacrifices and coming together during a period there was a lot of uncertainty.
We were in the second quarter; been hit like no other experience that we’ve seen before…
…in all the countries in which we operate.
And we navigated through that, and we’ve continued to navigate through this successfully.
And for that sacrifice that everybody made during that period of time, we want to return back…
…in terms of a “Thank you for the contributions and the sacrifice that you came together to do for the company and that meant a lot”.
Second is the importance also from the bonus eligible employees, who during this period of time, of challenge, uncertainty…
Through the performance… Our plans obviously have been impacted.
And we go by our plan, because our performance, our financial performance, although it’s done really well, is way below plan.
And as we expect to finish out the year, as we’ve given guidance, so on, externally,
…that our results would be below our threshold levels in the way our plans hoped for, for those who were bonus eligible to pay out as zero.
And there’s a zero at these levels of performance, and during that…
In discussions with the Board, the Board recognizes that.

Recognizes the contribution that all the bonus eligible employees made as well.
And they’ve made the decision to pay out all non-Section 16, which is mostly the non-executive levels…
…and a couple of other officers to pay out at the target… 50% of the target level.
So, even though that the bonus level in our plans would have been a zero pay out,
…in recognition of what everybody’s been through, the performance, contributions to the company,
…the challenge, the hardship, and things that were out of your control,
…and executing, frankly, even harder than we would have been doing before, to recognize that…
…and paying out up to the 50% of the target level for this year 2020.
That payment will come out as well in the first quarter, but to give you all the certainty that you can expect this through this.
So, this is a very special recognition of what everybody has done, the contributions to the company, the sacrifices.
But also, on a terrific day.
A day that, you know, just coincidentally are coming together at the same time.
We already planned to have a Town Hall later this week.
But we accelerated that late last night, to do that this morning.
I want to thank the people who also have been working on the transaction, that’s been around the clock.
We’ve had several all-nighters going into it.
Many people on the team last night…
Going through the night to the announcement that we just made a couple of days ago.
So, all is coming together today for the announcement for the new chapter in the company’s history.
We will operate through closing, through the change.
I’ll talk more about that. What that means. But a big day.
But also, a special thank you for what you’ve done, and your leadership and commitment to the company.
And a special recognition from the Board on that.
What I’d like to do now is turn over to a little of the Q&A.
I know this is all, early on this morning, that we sent this out.
But, you know, which is terrific. A lot of questions have come in on it.
And it’s always my favorite part, going through the questions.
As my hair gets grayer, I can do this kind of like a grandpa moment.
You know, I’m not a grandfather, but read through some of these questions and go through it.
You know, a lot of terrific ones here.
So, let me take some of these that are going on.

So, are there any future innovations that we may have not been able to do because of budget constraints…
…that we now may be able to do with the takeover and the acquisition of the company?
Great question. As I talked about a minute ago, the reason that both Hudson and Apollo…
…were so interested in the company or the investment opportunities, in new growth,
…new solutions, new technology.
Doing more of what we’ve been doing.
They’ve gone through our plans.
They’ve gone through it thoroughly and they see the opportunity.
And they want to accelerate that investment.
But we also have to be diligent and rigorous about those investments that are made.
These won’t be frivolous investments.
Where we see definitive return, we see definitive opportunity and returns on that.
So, there’s no change in terms of the rigor that we’ll go through,
…but the desire and the capability and the interest in doing these things sooner and faster…
…than we may have done under a public setting.
Then we would do it in a private setting.
So, that is very much a positive, but the considerations around thresholds and returns…
…and opportunity like how we would invest our own money has a very high standard.
Just as we do personally, and we would look at every investment that we’re making as if we were doing that personally into the business.
So, I think from that standpoint, it’s very much a positive.
And where, because of other constraints, in a public setting we may not have been able to do as much as maybe we could do going forward…
…or as aggressively and as swiftly as we have on this.
So, another question in here. What would happen previously awarded restricted stock units that are not vested when the company goes private?
So. Great question. So, you’ll see in the Q&A that is going out… that went out earlier this morning to for anybody who participates in the long term [UI] plans, they may have options or restricted stock or performance-paced units.
All those are outstanding that have not vested will vest, and they will vest at the closing date.
So, setting that closing date will be some time probably during the first half of 2021.
So, all those outstanding awards will accelerate and be paid out mostly at the target level for once they’re already vested…
…they are out there; but these will be paid out at the target level.

At closing.
So, again another terrific recognition by that in the plans that we have in place there.
And there’s another question that follows on that. What about changes going forward?
There have. So those things are on the work out. We’re all at about two and a half hours into this. And going forward we’ll be working with our new investors, and with the new plans we’ll be going forward on a post-close basis.
You can be assured that they’re focused on how we grow, we want employees who are engaged, who want to participate in grow their careers in the business.
And we will have competitive programs that ensure in have and encourage growth in the value of the company.
The next question on here I get into: I’ve seen some of these hedge fund companies dissolve the companies that they bought. Is that the plan in here?
No. We wouldn’t be here. They wouldn’t be here. This is about growth, not about dissolving.
This is about investing in capital, in growing capital.
That and getting larger returns going forward and doing that in a private setting.
These are folks that want to build on this platform, broaden our platform, getting more broadly into the payment’s ecosystem as a company.
So, it’s an exciting opportunity, and quite the contrary to that.
But it’s a very good question, because there is [UI] out there, and there are other firms too that are different.
What we’re talking about here is about growth and opportunity.
Next question about what happens to future pays? Will value over the compensation be replaced with something else?
It’s similar to the last question.
You know, for future pay, you know just like all of this will have competitive programs that are evaluated on the routine basis.
It’s business as usual now until closing, but, you know, just as we’ve always done with the team, we’ll make sure we have competitive pay and benefits programs, value what’s best for employees in each of the communities and are competitive in all the areas that we work around the world.
Equity plans to the exempt of those will be designed for the future, a future day and we’ll just keep people posted as those are developed.
For right now, it’s just business as usual, and as I mentioned a minute ago, what happens to those firm plans as we get towards close.
I love this one.
Which gets back into an employee’s bond, and their private stock with their 401k after the deal is completed.
Great question. I love it.
For folks who want to put your capital to work into where you work, and where we work as a team.
And that is a notion.
Honestly, I’m a big believer in the company.

Any kind of plans like this, and getting more of two hours into this, that will all be for future discussion.
I understand things are more challenging as a private company. But I don’t know.
They are not the plans for those yet.
Those will all be worked out, those opportunities will be worked out between now and closing, which as I’ve said will be some time during the first half of the year.
It will come more, come back to you more on any kind of potential opportunities as I relate to that.
So, we talked about in terms of the compensation programs as a common theme, obviously on this.
As you could all imagine, the first thing when we hear something like this is “what does it mean to me?”
And it certainly is very natural for all of us on that.
And that’s why we wanted to have this Town Hall, front, and center right now, be open, and…
...be transparent about what we know, where are we going, what does this mean.
If we know, in particular this time of the year.
And I’ll come back to more of that as grows the minute.
But while I can tell you we want to have competitive programs just like we’ve always had.
And we will going forward continue to monitor, but also, just like the announcements today, which was just terrific, that’s who we are, that’s our culture and working together as one team.
And that’s very important to me.
You know there’s a nice question. Great.
Since we are not in the office, how will we celebrate the Christmas holiday? Obviously not being in the office now and not having any kind of holiday events.
Although we’re working from home, I feel like we could do something for employees who can’t come together.
Couldn’t agree more.
Obviously, we’re still on these crazy times, working millions remotely.
As you see, I’m in the office, just given everything that’s going on.
But you know, there are families. We unfortunately will not be having any kind of come together events in a setting.
I encourage meeting you all that are come together virtually and have any kind of holiday gathering come together talk about the things and share that together virtually.
You know whether after hours, whatever.
But what we will be doing is specific to each country, each region around the world.
The plan is we’ll be sending you all something to home.
A little gift, a little gift to say thank you.
Each country is a little bit different what that’ll be, but it’s just a personal thank you for everything.
Again for, going back to this year, in addition to what I just announced a little while ago with the one-time bonus.

So, you’ll be hearing more about that from the HR team, and seeing something both or either the physical or the digital virtual mail.
Not sure which one.
Next question. What are Apollo’s and Hudson’s long-term plans?
Do they plan to invest and strengthen the business or dissect it?
I think I’ve been pretty clear on that.
This is about investing and growth, and not the latter.
The latter doesn’t sound very much fun to me.
We’re all focused on growth. They’re focused on growth, how we invest more in products, build a franchise, build a business that we’re all proud of on every growth front personally…
…in develop, in build careers, in have a name, a purpose and a mission that we’re all proud of.
And that’s what they want to focus on, and how do we grow this so that we can create more value.
At the end of the day, obviously, they’re about the enterprise and in value creation and that.
And the way they want to achieve that is through growth.
Next question kind of comes back into… we talked a lot about cash is king, but work. Do Apollo and Hudson think about other alternatives, like bitcoin and other alternatives?
What I’ve said it now publicly.
We’re looking at a lot of different transaction types.
Things that we can do but our key physical and digital kiosks, and both the cash in and the cash out basis.
And it’s not just about dispensing cash from your checking account, or bank account, or with the debit card, but it’s also maybe a few cash coming out of some sort of virtual wallet.
It could be through bitcoin. Maybe you want to buy something that could go through with a transaction like that.
We’re evaluating multiple different types of transaction types across our platform.
Things that we could do [UI] to our key physical and digital kiosks.
Having more functionality, you know, a major shout out to the tech team, IT with Stuart, Paul, the rest of the team who developed [PH Needle, Needle sweet], rolling that out, the capabilities.
We now have about over 20,000 ATMs in the United States.
We will now be rolling that out over the starting of this next year in two other countries.
But then, sweeter new solutions, which is proprietary, we own the software, we control it, starts to give us more capabilities, different transaction types, global enabled cash in, cash out, very exciting.
And also, our new investors see that. And see that as an opportunity, and they want to see how do we accelerate that.
Which is going to raise the bar on us. How do we deliver more?
How do we execute? Continue to get better at working together as a single team to execute so that we can deliver on new products, and solutions, and expansions?

Bitcoins could be one of those, but there are many.
Could be transfer, could be a bill pay, could be redemption from the lottery.
Or payout from different kind of proceeds. Could be multiple different, multiple different opportunities here.
So, we talked about the equity plans.
On that, there’s another question here.
Let’s see.
In terms of those involved in the takeover, are we having an insight of their plan in the business? I think we’ve talked about that.
And whether they like to take the international wing?
So yes. They’re thinking about international.
Again. They’re unemotional about where we can grow and how we can grow.
In terms of whether it’s in the United States, whether it’s in other markets, you know?
Whether in the United Kingdom, Europe, South Africa, Australia, where we are. Maybe there are new markets, where we want to expand and grow.
What they want is how do we grow, how do we perform, and how do we create value?
It’s not about throwing money away or putting money where there’s not a return, it’s about being rigorous and disciplined about just like we do personally make an investment and expect to see a return around.
We don’t put our own personal savings into a stock for security and hope that the stock goes down.
No. When we invest in something, we want to see a go up.
Same thing here. They’re investing capital in here, and they’re investing billions of dollars.
They want to see how this is going to grow up by growing into the new opportunities.
And having us as a management team working with them to achieve that.
And also, as an employee base to achieve that growth working together.
And again, whichever country. That doesn’t matter.
In the products and solutions, what matters is a well thought out strategy and the results of achieving that.
Another question here, I guess into procurement. About our procurement restructure.
Now with this announcement would that be progressed. This has been taking some time to move forward. Will we be able to go through that in our procurement restructure?
Well first I would just like to step back and say from the procurement team…
…the performance of the team there has been absolutely terrific in terms of the results that we’ve had in the company.
Led by Kelvin and going through that. And we’ve talked about this publicly just during the last earnings call.
There are now luring our capital expenditure going forward.
That turns the expectations in the capital intensity.

Which is very much a positive, because the team has done so well bringing the consolidation together and the strategic sourcing and saving the company money by doing a better job…
… of sourcing, doing this globally, under Kelvin’s leadership.
They are in the rest of the procurement team and working with the business, done a terrific job.
And that are also helps and [UI] us to be that much more efficient going together.
And we also have more to go there, obviously, and overall restructuring the group, consolidate, making sure we have the right team talent in the organization.
I encourage you to give us Kelvin goes over that in terms of where we are…
…in terms of if you have any questions around the restructure, I’m not as familiar with the day-to-day aspect of that.
I really encourage you to follow up on the Kelvin call with others on the status there.
I can tell you, as a result, I’m showing up of the results we’re talking about it publicly, and the results, we believe, are just the beginning.
So, a lot more opportunity there.
So, what about Apollo and Hudson running the company?
Do we expect changes at the top and in the management level?
And do you expect any other changes there?
Well, I think if you saw the release there, I think it was pretty clear, and reads with quotes as I said earlier.
They’re investment. They want to work with the team. And invest in the team.
And do that, not… They don’t go into it with the expectation of making big changes. They want to invest in the opportunity in grow.
I think the announcement that you’ve seen from both Rob and Doug are clear.
You know, when I read what the put in there, which I think is a great testament.
We believe that there will be any changes to the current working home environment due to this?
You know? This transaction is separate and distinct from the environment which we find ourselves with the period of ongoing pandemic, the lockdowns, restrictions, shelter in order, shelter in place orders that we have.
That’s still ongoing. That’s separate from this.
We’re going to do what’s in the best interest of our employees and making sure their safety, their health and welfare, that we are all protected…
…how we can operate making sure you have the technology, the access, the ability.
You’ve all done an absolutely terrific job during this in the connectivity, and how we’ve come together as a team in the communication. It’s hats off.
We will open offices backup, as you know, we’ve allowed the people to come in, if you want to come into the office, to meet certain protocols when you come in…
…and follow those procedures. We allow that. But, in general the offices are not open in [UI] to come in for day-to-day work.

As we’ve also said, we don’t see that any time in the near future.
We’ll give advanced notice when we see that changing. We’re just not there at that stage, as we can see by the results and what’s happening all over around the world.
But we’ll keep you posted, keep you informed, updates obviously go to CardTronics connect. The count [UI] to come out from the team.
And they’ve done a terrific job keeping us all informed on the latest of the status here.
So, I think other questions of performance plans, stock plans going forward.
As I mentioned earlier, the current plan’s we pay out all pay out at target all the vested and unvested will pay out at closing at the target level…
…and we’ll be working on new plans, going forward.
Next question. Are there any plans to close any of our offices in any of the places around the world?
I will just say there are no plans. Nothing changes as a result of this.
We made lots of changes over the last few years, as we become more efficient, more effective, bringing people together, leveraging the technology that we had, building new office locations, consolidating that, and also reinvesting back into business.
We’ll continue that. We’ll continue to do things that we can do to be more efficient, to have better processes, invest more in technology, invest more in solutions that we will work together to invest more in new products and solutions that are integrated together.
And obviously the changes from the office environment frankly because what we’ve learned over the last nine months, I think it’s going to be different.
Just because the flexibility we’re going to have, I think, as I’ve said, two of the Town Halls before, one word that probably encapsulates our flaws as we’re going forward will be “flexibility”.
And this is the nature of that probably need less space going forward, but we’ll have more capabilities working from home, but also going back and forth in [UI].
So, this next one. Hello, Ed.
Hello.
First, it sounds great, as nobody will invest in such a high level on top of the sheers where we’ve been.
I agree. I think it’s a terrific value.
But she said: in the near term there are no impacts, no immediate changes regarding the salaries and so on.
Can you explain what maybe could happen after the transaction? I truly believe that both investors have a strong confidence on our company, as we as employees do.
I think they’re also trying to get their investment as soon as possible.
That is a really great open candid question going through there. And I agree that they are investing a significant amount, and a significant premium. And all that.
And anybody who’s investing in this knows that they’re also investing in a franchise, a business, and a team.

And how this team can operate and making sure we have a competitive plans, competitive programs, and competitive opportunities for all of us to grow, and prosper, and attract new talent.
We want people to progress in the organization. Bring in new talent. As we also progress our own careers and build a brand that we’re all proud of, and that they’re proud of as investors.
And investors can be proud of because of the growth that they’ve been able to help, anticipated and create by working with all of us.
Are there any changes right now that are known? No. None that are known.
But I assure you that we’ll be working [UI] making sure that we have competitive programs that can help attain and retain top tear talent that we all will aspire to want to be a part of.
But as also says, I know you can’t promise. None of us can promise anything.
The only thing that we know is constant, the constant is change.
Just like today’s announcement is change. You’ve heard someone else this morning that you didn’t think you were going to hear.
Things change a little bit. Whether it’s our own step but also the one-time bonus plans.
But it’s all change for positive. Whenever time things that change like this, it’s opportunity.
And I’m going to tell you, just having the courage through this, and looking at it as an opportunity in the positive of what all this can mean.
So, I think that really captures the majority of these questions that we have there and gotten.
And so, what I would like to say is just, in closing, today is a really big day.
A really big day as a new chapter in the company’s history.
I really wanted to thank you for everything that you’ve made possible.
How you’ve handled and operated the last nine months through all the adversity and the challenges that the company’s experienced, and how we navigated through this.
And now that’s also being recognized, both recognized externally with very capable, smart, intelligent investors really validating the franchise that we’re all part of here at CardTronics.
And the opportunity for growth that they see in the company, that we see, and we know is there.
And the value that we deliver for the customer, and also in the value that our customers see in us, and the potential.
They’re asking more from us. Not just our new investors, not just our current investors, but also our customers.
I want to continue to raise the bar on us, and we can deliver. And we can raise the bar on ourselves to do that.
And so, this is a great testament of validation for the business. The future is very exciting.
But it’s also today as a thank you. And to thank you for everything that you’ve done for the company. The one-time bonus in the recognition of paying out or for the bonus of eligible employees as well.
It’s a thank you as we enter this time of the year over the next couple of weeks. I really encourage you everybody to take the time with your families…
…and a very special time in celebrating whether it’s Christmas, Hanukah, and other celebrations…

…but importantly, coming together with your family and what’s most important in your lives.
All those that are around you and close with you, ensure the time.
And with that I want to thank you for everything that you’ve done and have a wonderful, wonderful end of the year.
And I look forward to 2021 for our great big opportunities going forward for all of us as a team. Thank you.
This now concludes our virtual Town Hall meeting; a replay of this meeting will be available for all employees.

Thank you for participating and have a great day.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by affiliates of Apollo Global Management, Inc. (“Apollo”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the Company’s shareholder meetings to approve the proposed transaction, the Scheme or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Company’s proxy statement (including the Scheme documentation). Shareholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at ir.cardtronics.com copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the Scheme, subject to the terms and conditions of the Acquisition Agreement, which contain the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 28, 2020, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on April 2, 2020. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2020 annual general meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at ir.cardtronics.com.

Forward Looking Statements

This communication relates to a proposed acquisition of the Company by funds managed by affiliates of Apollo and includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. The forward-looking statements relate to future events and are based on management’s current expectations and beliefs relating to anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results, the expected timing of the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of the Company’s operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expect,” “anticipate,” “foresee,” “forecast,” “estimate,” “intend,” “plan,” “future,” “project,” “contemplate,” “could,” “would,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the Company or its share price. The Company’s forward-looking statements involve certain assumptions and significant risks and uncertainties (some of which are beyond its control) that could cause actual results to differ materially from its historical experience and present expectations or projections, including but not limited to: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of the Company to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; and business disruption following the proposed transaction.
These risks, as well as other risks related to the proposed transaction, will be included in the proxy statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and those set forth from time-to-time in other filings with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements contained in this communication, which speak only as of the date of this communication. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.